EXHIBIT 23.4

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name and my opinion in connection with the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Oban Mining Inc.

DATED this 31th day of May, 2001.

Yours truly,

/s/ Conrad C. Lysiak